UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2019
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
200 E. Randolph Street, Suite 3300, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 5. - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 25, 2019, Thomas M. Goldstein, director of Kemper Corporation (“Company”) notified the Company that he intended to resign from the Company’s Board of Directors, effective January 29, 2019, to focus on his health and family. Mr. Goldstein’s resignation was not the result of any disagreement with the Company or its Board of Directors.

A copy of the press release announcing Mr. Goldstein’s resignation is attached as Exhibit 99.1.
Section 9. – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.    Description
99.1            Kemper Corporation press release dated January 29, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	January 30, 2019	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Senior Vice President, Secretary & General Counsel